EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT





                                 Jurisdiction of   % of Voting
                                                   Securities
Name of Corporation               Incorporation       Held
                                    Organization




Waterloo Furniture Components         Canada           100
Limited